UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One 1550 Coraopolis Heights Road, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 27, 2009, Atlas Pipeline Partners L.P. (“APL”) and the holder of all of its outstanding 6.5% cumulative convertible preferred units (the “Preferred Units”) agreed to amend (the “Amendment”) the terms of the Preferred Units as follows:

•	Dividend Rate Increase: The dividend yield increases to 12% from 6.5% per annum effective January 1, 2009.

•	Delay of Conversion Commencement Date: The Conversion Commencement Date changes from May 8, 2008 to April 1, 2009.

•	April 1, 2009 Redemption: APL will redeem 10,000 Preferred Units on April 1, 2009 for cash at the Liquidation Value.

•

July 1, 2009 Redemption: If the Preferred Unit holder does not exercise its conversion right on or before June 2, 2009, APL will redeem the remaining 10,000 Preferred Units for cash or one-half in cash and one-half in common units on July 1, 2009.

•

Conversion Price Adjustment: The fixed price component of the conversion price was reduced from $43.00 to $22.00 so that the Preferred Units convert to common units at the lesser of $22.00 or 95% of the market price.

•	Low Price Redemption Adjustment: The “low price” redemption option applies only if APL common units have traded at less than $17.00 for 10 consecutive days, rather than $36.00.

•	APL Call Price Adjustment: The redemption price if APL calls the Preferred Units reduces from $53.22 to $27.25.

•

Conversion Option if the Event of an Acquisition: If APL acquires or is acquired by an affiliated entity (the “Acquisition”), the Preferred Units will be convertible to common units, or APL may elect to pay cash, at a conversion price that includes a premium (the “Premium Factor”) equal to the greater of the appreciation on APL’s or the affiliated entity’s common units from the date immediately before the announcement of the Acquisition to 60 days after the announcement or the consummation of the Acquisition, whichever occurs first. If APL offers cash as consideration for the Acquisition, the Preferred Unit holder may demand redemption of the Preferred Units. If the redemption demand is made, APL may elect to convert the Preferred Units to common units at the lesser of $22.00 or 90% of market value multiplied by the Premium Factor.

•

No Pari Passu or Senior Issuance of Equity Securities: So long as any Preferred Units are outstanding, APL may not issue equity securities ranking pari passu with or senior to the Preferred Units without the consent of at least 75% of the outstanding Preferred Units, except that APL may issue up to an additional 10,000 12% cumulative convertible Class B preferred units pursuant to the option granted to Atlas Pipeline Holdings, L.P. on December 30, 2008 which is exercisable on or before March 30, 2009.

Simultaneously with the Amendment, APL issued the Preferred Unit holder $14,955,000 of its 8.125% senior unsecured notes due 2015 (the “Notes”) in exchange for 10,000 Preferred Units. So long as the Preferred Unit holder owns any Preferred Units, APL agreed not to issue debt junior to the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Certificate of Designation

99.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

By: Atlas Pipeline Partners GP, LLC its General Partner

Dated: January 29, 2009		/s/ Matthew A. Jones
	By:	Matthew A. Jones
	Title:	Chief Financial Officer